Exhibit 10.5

LOAN AGREEMENT

This Loan Agreement (the "**Agreement**") is made and entered into as of this 22 day of January, 2015 (the "**Effective Date**"), by and between I.R Med Ltd., a company incorporated under the laws of the State of Israel with Address at Katzrin Industrial Area, P.O Box No. 12, 1290005, Israel (the "**Company**") and the individual listed in **Exhibit A** (the "**Lender**") (each a "**Party**" and collectively the "**Parties**").

WHEREAS, in order to finance the business operations and interim financial requirements of the Company, the Lender has extended the Company a loan in several installments, in the aggregate amount of NIS **9,951** in accordance with the breakdown specified in **Exhibit B** attached hereto (the "**Loan**" and the "**Aggregate Loan Principal Amount**", respectively); and

WHEREAS, for the sake of good order, the Parties wish record the Loan and provide for its terms;

1. **LOAN TRANSACTION**
The Parties hereby acknowledge and ratify that the Aggregate Loan Principal Amount has been extended to the Company, in accordance with the breakdown specified in Exhibit B attached hereto. The Aggregate Loan Principal Amount shall bear interest at an annual rate equal to the minimum rate approved by applicable law, commencing as of the date of each installment specified in Exhibit B. The Aggregate Loan Principal Amount together with the interest thereon shall be referred to as the "**Aggregate Loan Amount**".

2. **REPAYMENT OF LOAN**
The Aggregate Loan Amount shall be paid to the Lender by the Company only upon the approval of the Board by which the Company's profits are sufficient to repay the Aggregate Loan Amount to the Lender, and upon such terms and in such installments as shall be determined by the Board.

The Lender shall not have the right to demand repayment of the Aggregate Loan Amount other than in accordance with the terms hereof.

3. **USE OF PROCEEDS.**
The Company has and will continue to use the Aggregate Loan Amount to fund its operations, business development and other expenses incurred in the ordinary course of its business, as determined by the Board.

4. **MISCELLANEOUS.**

4.1. This Agreement, together with all Exhibits hereto, constitutes the full and entire understanding and agreement between the Parties with regard to the subject matters hereof.

4.2. No failure or delay by any Party to this Agreement to enforce at any time any of the provisions hereof, or to exercise any power or right hereunder, shall operate as or be construed to be, a waiver of any such provision, power or right. Any waiver of any provision hereof or any power or right hereunder shall be in writing, and shall be effective only in the specific instance and for the purpose for which given.

4.3. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original and enforceable against the Parties actually executing such counterpart, and all of which together shall constitute one and the same instrument.

4.4. All notices and other communications required or permitted hereunder to be given to a Party to this Agreement shall be in writing and shall be transmitted via facsimile or mailed by registered or certified mail, postage prepaid, or otherwise delivered by hand or by messenger, to the addresses set forth herein.

If to the Company:

I.R Med Ltd.

Katzrin Industrial Area, P.O Box No. 12, 1290005, Israel

If to the Lender:

Aharon Klein

12 Yona Angel Street, Haifa, 3495214 Israel

4.5. This Agreement shall be construed in accordance with and governed by the laws of the State of Israel, without giving effect to any choice or conflict of law provision or rule, and any action arising out of or in any way connected with this Agreement shall be brought exclusively in the competent courts of Tel Aviv – Jaffa, Israel.

4.6. This Agreement may be modified or amended only by a written instrument signed by all of the Parties hereto. The rights and obligations pursuant to this Agreement may be assigned or otherwise conveyed by the Lender jointly with the assignment or conveyance of all and/or any part of the Aggregate Loan Amount, provided that the transferee agrees to be subject to this Agreement as if it was an original Party hereunder. Upon such transfer, the assignee shall be further referred to as Lender.

In Witness Whereof, the Parties have executed this Agreement as of the date first set forth above.

I.R MED LTD.
By: ______________
Title: ______________
IR-MED Ltd
514824952 .ח.פ

Aharon Klein
____